UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2024

Nuveen Churchill Private Capital Income Fund
(Exact name of registrant as specified in its charter)

Delaware	000-56412	88-6187397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 478-92000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to the Bank of America Credit Facility

On September 19, 2024 (the “Amendment Date”), NCPCIF SPV II, LLC (“SPV II”), a wholly-owned subsidiary of Nuveen Churchill Private Capital Income Fund (the “Fund”), entered into Amendment No. 4 to the Credit Agreement (the “Amendment”), amending the Credit Agreement, dated as of April 19, 2022 (as amended on October 4, 2022, March 21, 2023, and July 16, 2024, and as further amended by the Amendment, the “Credit Agreement”), by and among SPV II, as the borrower, the co-borrowers party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent (the “Administrative Agent”), and the Fund, as servicer, relating to the revolving credit facility (the “Facility”).

The Amendment, among other things: (i) increases the maximum amount available under the Facility from $150 million to $250 million and provides for a further increase to $350 million on or about March 19, 2025 (which may be increased by up to an additional $100 million through the exercise of an accordion feature, subject to the consent of the increasing lenders); (ii) extends the availability period to the third anniversary of the Amendment Date; (iii) extends the maturity date of the facility to the fifth anniversary of the Amendment Date and (iv) provides that any reduction of the maximum amount available under the Facility prior to the first anniversary of the Amendment Date will incur a prepayment penalty of 2% of the amount reduced, and any reduction on and after the first anniversary of the Amendment Date and prior to the second anniversary of the Amendment Date will incur a prepayment penalty of 0.5% of the amount reduced, and thereafter, a prepayment penalty of zero.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1
Amendment No. 4 to the Credit Agreement, dated as of September 19, 2024, by and among NCPCIF SPV II, LLC, as borrower, the lenders party thereto, Bank of America, N.A., as administrative agent, and Nuveen Churchill Private Capital Income Fund, as servicer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Private Capital Income Fund

Date: September 24, 2024	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel Chief Executive Officer and President